 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 19, 2014

ALTRIA GROUP, INC.
(Exact name of registrant as specified in its charter)

Virginia	1-08940	13-3260245
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6601 West Broad Street, Richmond, Virginia	23230
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (804) 274-2200
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

Effective August 19, 2014, Altria Group, Inc. (“Altria”) entered into an extension agreement (the “Extension Agreement”) to amend its $3.0 billion senior unsecured 5-year revolving credit agreement, dated as of August 19, 2013 (the “Credit Agreement”), with the lenders party thereto and JPMorgan Chase Bank, N.A. (“JPMCB”) and Citibank, N.A. (“Citibank”), as administrative agents. The Extension Agreement extends the expiration date of the Credit Agreement from August 19, 2018 to August 19, 2019 pursuant to Section 2.20 of the Credit Agreement.

All other terms and conditions of the Credit Agreement remain in full force and effect.

Some of the lenders under the Credit Agreement and their affiliates have various relationships with Altria and its subsidiaries involving the provision of financial services, including cash management, investment banking and trust services.

The foregoing description of the Extension Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Extension Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference. The Credit Agreement was previously filed as Exhibit 10.1 to Altria’s Current Report on Form 8-K (File No. 1-08940) filed with the Securities and Exchange Commission on August 23, 2013.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On August 21, 2014, Altria’s Board of Directors (the “Board”), as part of a periodic review of Altria’s governance documents, approved changes to Altria’s Amended and Restated By-Laws, effective as of August 21, 2014 (as amended and restated, the “By-Laws”). The amendments include the following:

•	clarifying that the chairman of meetings of shareholders has the authority to adjourn or recess such meetings;

•
requiring that a shareholder seeking to bring a director nomination or other business before a meeting of shareholders (“proposing shareholder”) include disclosure about affiliates or associates or other parties with whom the shareholder is acting in concert (each, an “associated person”);

•	expanding the scope of disclosures required by a proposing shareholder to include:

•
agreements (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that have been entered into by, or on behalf of, such shareholder and any associated person, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such shareholder or any associated person with respect to shares of stock of Altria, or relate to the acquisition or disposition of any shares of stock of Altria;

•
agreements, including compensation arrangements and voting commitments, between the proposing shareholder or any associated person and each nominee and any other person or persons with respect such nominee’s service as a nominee or director of Altria; and

•	agreements pursuant to which the proposing shareholder or any associated person has a right to vote or direct the voting of any of Altria’s securities;

•	requiring that a proposing shareholder update and supplement the disclosure regarding his or her director nomination or proposal of business if inaccuracies are discovered or changes occur;

•
expressly providing that any shareholder nomination or proposal of business will be disregarded if the proposing shareholder (or qualified representative of the proposing shareholder) fails to appear at the meeting of shareholders to present the director nomination or proposal of business;

•
aligning the proxy voting provisions, the Board and Board committee meeting notice provisions and the provision concerning the Board’s power to fill vacancies resulting from an increase in the number of directors to the current provisions of the Virginia Stock Corporation Act;

•
permitting the number of directors to be increased or decreased by resolution of the Board (as opposed to an amendment of the By-Laws as was previously required to increase or decrease the size of the Board);

•	adding a cutoff date for determining whether majority voting in the election of directors will apply;

•
revising certain officer responsibilities and, where appropriate, eliminating various officer positions (e.g., deputy chairman of the Board and vice chairman of the Board) to reflect Altria’s current governance structure and practices;

•	adding the presiding director role to align with Altria’s Corporate Governance Guidelines; and

•	clarifying that Altria shares need not be certificated.
Additional amendments include technical, stylistic and conforming changes.

The foregoing description of amendments to the By-Laws does not purport to be complete and is qualified in its entirety by reference to the full text of the By-Laws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d)    Exhibits

3.1	Amended and Restated By-Laws of Altria Group, Inc., effective August 21, 2014
10.1	Extension Agreement, effective August 19, 2014, among Altria, the lenders party thereto and JPMCB and Citibank, as administrative agents

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTRIA GROUP, INC.

By:	/s/ W. HILDEBRANDT SURGNER, JR.
Name:	W. Hildebrandt Surgner, Jr.
Title:	Corporate Secretary and
Senior Assistant General Counsel

DATE: August 21, 2014

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated By-Laws of Altria Group, Inc., effective August 21, 2014
10.1	Extension Agreement, effective August 19, 2014, among Altria, the lenders party thereto and JPMCB and Citibank, as administrative agents

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